UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or other Jurisdiction of Incorporation)

000-28167 (Commission File Number)	52-2126573 (IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska (Address of Principal Executive Offices)	99503 (Zip Code)

Registrant’s Telephone Number, Including Area Code (907) 297-3000

(Former Name or Former Address, if Changed Since Last Report.)

Item 7. Financial Statements and Exhibits.
Item 12. Disclosure of Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT 99.1

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

99.1    Company press release dated July 31, 2003, reporting the second quarter results.

Item 12.  Disclosure of Results of Operations and Financial Condition.

     On July 31, 2003, Alaska Communications Systems Group, Inc. reported its operating results for the second quarter of 2003. The Press Release is attached hereto as Exhibit 99.1 and also can be found on our website at www.alsk.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 31, 2003	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

/s/ Kevin P. Hemenway Kevin P. Hemenway Senior Vice President and Chief Financial Officer Alaska Communications Systems Group, Inc.